Exhibit 16.(b)

POWER OF ATTORNEY

The undersigned, being a trustee of:

a)              RMR Real Estate Income Fund, a Delaware statutory trust;

b)             RMR Real Estate Fund, a Massachusetts business trust;

c)              RMR Hospitality and Real Estate Fund, a Massachusetts business trust;

d)             RMR F.I.R.E. Fund, a Massachusetts business trust;

e)              RMR Preferred Dividend Fund, a Massachusetts business trust; and

f)                RMR Dividend Capture Fund, a Massachusetts business trust (each a “Fund”, and collectively, the “Funds”);

does hereby, in the capacity shown below, appoint the President, Secretary or any Vice President of the Funds, as true and lawful agents and attorneys-in-fact with full power of substitution and resubstitution, as fully to all intents as he might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission (“SEC”) pursuant to the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (collectively, the “Acts”), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

Dated: March 26, 2009

Signature	Title

/s/ Jeffrey P. Somers	Trustee
Jeffrey P. Somers